Filed pursuant to Rule 424(b)(5)
Registration No. 333-227683

PROSPECTUS SUPPLEMENT

(to Prospectus dated October 17, 2018)

$80,000,000

Common Stock

We have entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Canaccord Genuity LLC (“Canaccord”) relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Equity Distribution Agreement, under this prospectus supplement we may offer and sell shares of our common stock having an aggregate offering price of up to $80,000,000 from time to time through Canaccord, acting as sales agent.

Our common stock is traded on The Nasdaq Capital Market under the symbol “FUV.” On January 21, 2021, the last reported sale price of our common stock on The Nasdaq Capital Market was $23.06 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. While there is no requirement that Canaccord sell any specific number or dollar amount of securities, it will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Canaccord and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Canaccord will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Canaccord may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Canaccord may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Canaccord with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”).

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings with the Securities and Exchange Commission (the “SEC”).

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement and beginning on page 4 of the accompanying prospectus, the section captioned “Item 1A—Risk Factors” in our most recently filed Annual Report on Form 10-K and Quarterly Report on 10-Q, which are incorporated by reference into this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Canaccord Genuity

The date of this prospectus supplement is January 25, 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On October 3, 2018, we filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3. That registration statement was declared effective on October 17, 2018. This prospectus supplement relates only to an offering of up to $80.0 million of shares of our common stock through Canaccord. These sales, if any, will be made pursuant to the terms of the Equity Distribution Agreement entered into between us and Canaccord on January 25, 2021, a copy of which is incorporated by reference into this prospectus supplement.

This prospectus supplement describes the specific terms of the common stock we are offering and adds to, and updates information in the accompanying prospectus and the documents incorporated by reference into it or this prospectus supplement. If there is a conflict between the information contained in this prospectus supplement and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made using this prospectus supplement or the accompanying prospectus, implies that there has been no change in our affairs or that information in this prospectus supplement or the accompanying prospectus is correct as of any date after their respective dates. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should carefully read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

We are not, and Canaccord is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Canaccord has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement is a part. You should read the exhibits carefully for provisions that may be important to you.

Unless otherwise indicated in this prospectus supplement or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “Arcimoto” refer to Arcimoto, Inc.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and in the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and in the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and in the accompanying prospectus, and the information referred to under the heading “Risk Factors” in these documents and in the documents incorporated by reference into this prospectus supplement and in the accompanying prospectus.

Our Company

Overview

Arcimoto’s mission is to catalyze the shift to a sustainable transportation system. Since our incorporation, we have been engaged primarily in the design, development, manufacture, sale and rental of ultra-efficient three-wheeled electric vehicles. Arcimoto’s fundamental thesis: there is disconnect between the size and efficiency of a car (~4,000 pounds of material that can carry 5 to 7 people) and how people use cars on a daily basis (1 or 2 passengers driving an average of 30 miles a day with cargo). We were incorporated in the State of Oregon on November 21, 2007.

2019 was a watershed year for us, which saw us complete compliance testing required to produce and sell retail vehicles; outfit the scalable, automated, vertically-integrated Arcimoto Manufacturing Plant for retail production; begin retail production of the Fun Utility Vehicle (FUV); develop our post-production programs including service, support, recall and supplier quality management; and deliver first vehicles to our first rental franchisee in Key West, Florida. We also expanded our product portfolio offering with the announcement of the Rapid Responder and Deliverator platform concepts targeted at fleet verticals.

Retail production began on September 19, 2019. In total, Arcimoto produced 57 model year 2019 vehicles, 46 of which were delivered to customers by December 31, 2019. In the nine months ending September 30, 2020, Arcimoto produced 79 model year 2020 vehicles, and delivered 69 vehicles to customers.

In March 2020, Arcimoto launched production pilots of the Rapid Responder and Deliverator product lines. In September 2020, the Company on-roaded its fourth product concept, the Cameo. In November 2020, the Company unveiled its fifth product concept, the Arcimoto Roadster prototype.

For a portion of the first three quarters of 2020, Arcimoto’s production operations were suspended in response to the COVID-19 pandemic. The Company restarted limited production and resumed deliveries to customers in the third quarter.

Our focus is now squarely on volume production planning, in order to push to sustainable profitability and fulfill the thousands of pre-orders in our queue, as well as to meet the demand generated by our pilot fleet vehicles in the field. We are currently preparing an application for the Advanced Technology Vehicle Manufacturing Loan Program to secure the funds necessary to execute our growth strategy.

Corporate History and Information

We were originally formed on November 21, 2007 as WTP Incorporated, an Oregon corporation. On December 29, 2011, we changed our name to Arcimoto, Inc. Our principal executive offices are located at 2034 West 2nd Avenue, Eugene, Oregon 97402, and our telephone number is (541) 683-6293. Our website address is www.arcimoto.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An emerging growth company may take advantage of certain reduced disclosure and other requirements that are otherwise generally applicable to public companies. As a result, the information that we provide to shareholders may be different than the information you may receive from other public companies in which you hold equity. For example, so long as we are an emerging growth company:

●	we are not required to engage an auditor to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

●	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or the PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	we are not required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes”; and

●	we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation.

We may take advantage of these reduced disclosure and other requirements until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering, or such earlier time that we are no longer an emerging growth company. For example, if certain events occur before the end of such five-year period, including if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our common stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period, we will cease to be an emerging growth company.

As mentioned above, the JOBS Act permits us, as an emerging growth company, to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected not to opt out of the extended transition period which means that when an accounting standard is issued or revised, and it has different application dates for public or private companies, as an emerging growth company, we can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make it difficult or impossible because of the potential differences in accounting standards used to compare our financial statements with the financial statements of a public company that is not an emerging growth company, or the financial statements of an emerging growth company that has opted out of using the extended transition period.

The Offering

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $80.0 million.

Common stock to be outstanding after this offering (1)	Up to 37,669,765 shares of common stock, assuming sales of 3,469,210 shares of our common stock in this offering at an assumed offering price of $23.06 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on January 21, 2021. The actual number of shares issued will depend on the extent to which we determine to issue shares in this offering and the sales prices at which we sell stock.

Plan of distribution	“At the market offering” that may be made from time to time through our sales agent, Canaccord. See “Plan of Distribution” on page S-13 of this prospectus supplement.

Use of proceeds	We currently intend to use the net proceeds from this offering for general corporate purposes, including to cover our operating expenses and inventory. We reserve the right, at the sole discretion of our management, to reallocate the proceeds of this offering in response to developments in our business and other factors. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors	Investing in our common stock involves a high degree of risk. Please read the information under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, beginning on page 4 of the accompanying prospectus and in the documents incorporated herein and therein by reference.

The Nasdaq Capital Market symbol	Our common stock is quoted and traded on The Nasdaq Capital Market under the symbol “FUV.”

(1)	The number of shares of our common stock that are and will be outstanding immediately before and after this offering as shown above is based on 34,200,555 shares outstanding as of January 21, 2021. The number of shares outstanding as of January 21, 2021, as used throughout this prospectus supplement, unless otherwise indicated, excludes:

●	2,873,508 shares of our common stock issuable upon the exercise of options outstanding and deferred equity stock units under our 2018 Omnibus Stock Incentive Plan, at a weighted average price of $4.11 per share;
●	614,970 shares of our common stock issuable upon the exercise of options outstanding under our 2015 Stock Incentive Plan, at a weighted average price of $2.94 per share;
●	548,312 shares of common stock issuable upon the exercise of warrants under our Amended and Restated 2012 Employee Stock Benefit Plan, at a weighted average price of $0.58 per share;
●	902,330 shares of our common stock reserved for future issuance under our 2018 Omnibus Stock Incentive Plan, 5,444 shares of our common stock reserved for future issuance under our 2015 Stock Incentive Plan, and 1 share of our common stock reserved for future issuance under our Amended and Restated 2012 Employee Stock Benefit Plan;
●	122,238 shares of common stock issuable upon the exercise of underwriter warrants issued in connection with our September 2017 Regulation A offering, at an exercise price of $7.475 per share; and
●	471,429 shares of common stock issuable upon the exercise of investor warrants issued in connection with our December 27, 2018 S-3 shelf offering, at an exercise price of $3.50 per share.

Unless otherwise stated, all information contained in this prospectus supplement reflects an assumed public offering price of $23.06 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on January 21, 2021.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described below and under the caption “Risk Factors” in the accompanying prospectus and in our most recently filed Annual Report on Form 10-K and Quarterly Report on 10-Q filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q that have been or will be incorporated by reference in this prospectus supplement, including any amendments thereto. The risks set forth below and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to this Offering and Ownership of Our Common Stock

The recent COVID-19 pandemic has, and could continue to, materially and adversely affect our business.

The World Health Organization (“WHO”) has determined that the 2019 novel coronavirus is a “global pandemic” and President Trump has declared a national emergency as the impact of the virus on all aspects of daily life continues to multiply at an alarming rate. The name given to the disease, COronaVIrus Disease 2019 (COVID-19), has quickly become a household word as schools, businesses, and entire nations implement aggressive preventative measures to combat the pandemic.

We, like many other manufacturers, suspended production operations to safeguard the health of our employees. At this time, we have restarted limited production. Sustained continuation of the shut-down will harm our revenue and may cause the Company to run out of cash and cease operations altogether.

We may experience increases in the cost of or a sustained interruption in the supply or shortage of materials due to the pandemic and government efforts to stop it such as stay-at-home orders. Any such increase, supply interruption or shortage could materially and negatively impact our business, prospects, financial condition and operating results. We use various materials in our business including aluminum, steel, lithium, nickel, copper and cobalt, as well as lithium-ion cells from suppliers. The prices for these materials fluctuate, and their available supply may be unstable, depending on market conditions and global demand for these materials. For instance, we are exposed to multiple risks relating to lithium-ion cells. These risks include:

●	an increase in the cost, or decrease in the available supply, of materials used in the cells; and

●	disruption in the supply of cells due to factory closures and workforce shortages due to effects of COVID-19.

As local and national governments impose travel limitations such as the nationwide travel restrictions imposed in the United States and Italy, we may encounter an increased inability to obtain parts for our vehicles. Vendors performing services for us may encounter issues that impact their operations, such as an increase in costs for materials or labor, or a decrease in available employees or contractors. We plan to proactively contact our vendors to inquire about any anticipated risks or difficulties in carrying out agreed-upon services, as well as the vendors’ plans to mitigate such risks or difficulties, in order to anticipate potential delays and to prepare contingency plans. We are also aware of the risk that a vendor could invoke a force majeure clause to cease performance under applicable vendor agreements. All the foregoing issues raise substantial doubt about our ability to accurately forecast our costs, revenue and cash position. Our current planning is based on our best estimates but there is no assurance those estimates will turn out to be accurate. We will explore other methods of funding our business such as grants or strategic partnerships, but we cannot currently assess exactly how the pandemic will affect our costs, revenue and cash position at all levels.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 3,469,210 shares of our common stock are sold during the term of the Equity Distribution Agreement with Canaccord at a price of $23.06 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on January 21, 2021, for aggregate gross proceeds of approximately $80.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $19.58 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2020 (as adjusted for certain issuances since September 30, 2020) after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. Furthermore, if we raise additional funding by issuing additional equity securities, the newly-issued shares will further dilute your percentage ownership of our shares and may also reduce the value of your investment.

The actual number of shares we will issue under the Equity Distribution Agreement with Canaccord, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement with Canaccord and compliance with applicable law, we have the discretion to deliver placement notices to Canaccord at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by Canaccord after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Canaccord.

Our share price may be volatile, which could subject us to securities class action litigation and prevent you from being able to sell your shares at or above the offering price.

Our stock could be subject to wide fluctuation in response to many risk factors listed in this section or incorporated by reference into this prospectus, and others beyond our control, including:

●	Market acceptance and commercialization of our products;

●	Our being able to timely demonstrate achievement of milestones, including those related to revenue generation, cost control, cost effective source supply and regulatory approvals;

●	Regulatory developments or enforcements in the United States and non-U.S. countries with respect to our products or our competitors’ products;

●	Failure to achieve pricing acceptable to the market;

●	Actual or anticipated fluctuations in our financial condition and operating results, or our continuing to sustain operating losses;

●	Competition from existing products or new products that may emerge;

●	Announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

●	Issuance of new or updated research or reports by securities analysts;

●	Announcement or expectation of additional financing efforts, particularly if our cash available for operations significantly decreases;

●	Fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	Share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	Additions or departures of key management personnel;

●	Disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

●	Entry by us into any material litigation or other proceedings;

●	Sales of our common stock by us, our insiders, or our other shareholders;

●	Market conditions for stocks in general; and

●	General economic and market conditions unrelated to our performance.

Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our common stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business. If the market price of shares of our common stock after this offering does not exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock is impacted by the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. We cannot assure that analysts will continue to cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

We currently intend to use the net proceeds of this offering for general corporate purposes, including to cover our operating expenses and inventory. See the section of this prospectus supplement entitled “Use of Proceeds” for additional detail. We will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any collaborative or strategic partnering efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

Future sales, or the possibility of future sales, of a substantial number of shares of our common stock could adversely affect the price of the shares and dilute shareholders.

Future sales of a substantial number of shares of our common stock, or the perception that such sales will occur, could cause a decline in the market price of our common stock. This is particularly true if we sell our stock at a discount. If our shareholders sell substantial amounts of common stock in the public market, or the market perceives that such sales may occur, the market price of our common stock and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

In addition, in the future, we may issue additional shares of common stock or other equity or debt securities convertible into common stock in connection with a financing, acquisition, litigation settlement, employee arrangements or otherwise. Any such issuance could result in substantial dilution to our existing shareholders and could cause our common share price to decline.

Our application for the Paycheck Protection Program loan could in the future be determined to have been impermissible or could result in damage to our reputation.

In May 2020, we received a Paycheck Protection Program loan (the “PPP Loan”), which was granted pursuant to the Paycheck Protection Program of the Coronavirus Aid Relief and Economic Security Act (the “CARES Act”). At the time we applied for the loan, we believed the Company qualified to receive the funds pursuant to the Paycheck Protection Program. A portion of the PPP Loan may be forgiven, as the proceeds were used for payroll costs, rent and utilities. We have applied for an Economic Injury Disaster Loan (“EIDL”) through the Small Business Administration (“SBA”) and if approved, this loan may impact the amount of forgiveness we may receive on our PPP Loan. In applying for the PPP Loan, we were required to certify, among other things, that the current economic uncertainty made the PPP Loan necessary to support our ongoing operations. We made this certification in good faith after analyzing, among other things, our financial situation and access to alternative forms of capital, and believe that we satisfied all eligibility criteria for the PPP Loan, and that our receipt of the PPP Loan is consistent with the broad objectives of the Paycheck Protection Program of the CARES Act. The certification described above does not contain any objective criteria and is subject to interpretation. On April 23, 2020, the SBA issued guidance stating that it is unlikely that a public company with substantial market value and access to capital markets will be able to make the required certification in good faith. The lack of clarity regarding loan eligibility under the Paycheck Protection Program has resulted in significant media coverage and controversy with respect to public companies applying for and receiving loans. If, despite our good-faith belief at the time of our application that we satisfied all eligibility requirements for the PPP Loan, we are later determined to have violated any of the laws or governmental regulations that apply to us in connection with the PPP Loan, such as the False Claims Act, or it is otherwise determined that we were ineligible to receive the PPP Loan, we may be subject to civil, criminal and administrative penalties. In addition, receipt of a PPP Loan may result in adverse publicity and damage to reputation, and a review or audit by the SBA or other government entity or claims under the False Claims Act could consume significant financial and management resources. Any of these events could have a material adverse effect on our business, results of operations and financial condition.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

We are an “emerging growth company” as that term is used in the JOBS Act, and we intend to continue to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies, which could result in our common stock being less attractive to investors and adversely affect the market price of our common stock or make it more difficult to raise capital as and when we need it.

We are an “emerging growth company” as that term is used in the JOBS Act, and we intend to continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved, and exemptions from any rules that the Public Company Accounting Oversight Board may adopt requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements. We currently take advantage of some, but not all, of the reduced regulatory and reporting requirements that are available to us under the JOBS Act, and intend to continue to do so as long as we qualify as an “emerging growth company.” For example, so long as we qualify as an “emerging growth company,” we may elect not to provide you with certain information, including certain financial information and certain information regarding compensation of our executive officers, that we would have otherwise been required to provide in filings we make with the SEC, which may make it more difficult for investors and securities analysts to evaluate us.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company.”

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our business, results of operations, financial condition and cash flows, and future prospects may be materially and adversely affected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this prospectus and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to:

●	our ability to identify financing sources to fund our capital expenditure requirements and continue operations until sufficient cash flow can be generated from operations;
●	our ability to effectively execute our business plan and growth strategy;
●	unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility, including the temporary closure of our facility due to COVID-19;
●	our dependence on our suppliers, whose ability to supply us may be negatively impacted by the measures being implemented to address COVID-19;
●	the volatility of our stock price;
●	changes in consumer demand for, and acceptance of, our products;
●	overall strength and stability of general economic conditions and of the automotive industry more specifically, both in the United States and globally;
●	changes in U.S. and foreign trade policy, including the imposition of tariffs and the resulting consequences;
●	changes in the competitive environment, including adoption of technologies and products that compete with our products;
●	our ability to generate consistent revenues;
●	our ability to design, produce and market our vehicles within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item;
●	our inexperience to date in manufacturing vehicles at the high volumes that we anticipate;
●	our reliance on key personnel;
●	changes in the price of oil and electricity;
●	changes in laws or regulations governing our business and operations;
●	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, if any, on terms favorable to our company;
●	the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations;
●	our ability to maintain quality control over our vehicles and avoid material vehicle recalls;
●	our ability to manage the distribution channels for our products, including our ability to successfully implement our direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate;
●	our ability to obtain and protect our existing intellectual property protections including patents;
●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings or losses;
●	interest rates and the credit markets;
●	our ability to maintain our Nasdaq Capital Market listing;
●	costs and risks associated with litigation; and
●	other risks described from time to time in periodic and current reports that we file with the SEC.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any document incorporated by reference herein and therein is accurate as of its date only. Because the risks referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors may arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement, the accompanying prospectus, any other prospectus supplement and any document incorporated herein or therein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $80.0 million from time to time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Equity Distribution Agreement with Canaccord as a source of financing. We intend to use the net proceeds, if any, from this offering for general corporate purposes, including to cover our operating expenses and inventory.

The amounts and timing of our actual expenditures will depend on numerous factors, such as the timing and progress of our research and development efforts, the timing and progress of any collaborative or strategic partnering efforts and other factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared dividends on our equity securities, and currently do not plan to declare dividends on shares of our common stock in the foreseeable future. We expect to retain our future earnings, if any, for use in the operation and expansion of our business. The payment of cash dividends in the future, if any, will be at the discretion of our Board of Directors and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our Board of Directors.

Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them. See “Risk Factors—Risks Related to this Offering and Ownership of Our Common Stock—We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.”

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering.

Our net tangible book value as of September 30, 2020, as adjusted to give effect to certain issuances that occurred after such date, was approximately $53,624,150, or $1.57 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding as of such date.

After giving effect to the sale of our common stock during the term of the Equity Distribution Agreement with Canaccord in the aggregate amount of $80.0 million at an assumed offering price of $23.06 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on January 21, 2021, and after deducting commissions and estimated aggregate offering expenses payable by us, and as adjusted to give effect to certain issuances that occurred after September 30, 2020, our as-adjusted net tangible book value as of September 30, 2020 would have been approximately $131,149,133, or $3.48 per share of common stock. This represents an immediate increase in the net tangible book value of $1.91 per share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $19.58 per share to new investors. The following table illustrates this hypothetical per share dilution:

Assumed offering price per share		$23.06
Net tangible book value per share as of September 30, 2020, as adjusted to give effect to certain issuances that occurred after such date(1)	$1.57
Increase in net tangible book value per share attributable to this offering	$1.91
As adjusted net tangible book value per share as of September 30, 2020, after giving effect to this offering and as adjusted to give effect to certain issuances that occurred after September 30, 2020(1)		$3.48
Dilution per share to new investors purchasing shares in this offering		$19.58

(1)	Gives effect to:

●	On November 17, 2020, the Company issued 3,158 shares of common stock pursuant to the exercise of options at an exercise price of $4.48 per share.

●	On November 20, 2020, the Company issued 1,484 shares of common stock pursuant to the cashless exercise of options at an exercise price of $4.33 per share.
●	On November 20, 2020, the Company issued 5,500 shares of common stock pursuant to the exercise of options at an exercise price of $4.52 per share.
●	On November 20, 2020, the Company issued 85,990 shares of common stock pursuant to the cashless exercise of warrants at an exercise price of $2.83 per share.
●	On November 23, 2020, the Company issued 1,132,075 shares of common stock in a registered direct offering at a price of $13.25 per share.
●	On November 24, 2020, the Company issued 2,087 shares of common stock pursuant to the cashless exercise of options at an exercise price of $4.33 per share.
●	On November 24, 2020, the Company issued 3,398 shares of common stock pursuant to the exercise of options at an exercise price of $2.50 per share.
●	On November 24, 2020, the Company issued 20,000 shares of common stock pursuant to the exercise of warrants at an exercise price of $0.50 per share.
●	On November 25, 2020, the Company issued 1,000,000 shares of common stock in a registered direct offering at a price of $15.25 per share.
●	On November 27, 2020, the Company issued 3,695 shares of common stock pursuant to the cashless exercise of options at an exercise price of $4.52 per share.
●	On November 27, 2020, the Company issued 2,164 shares of common stock pursuant to the cashless exercise of options at an exercise price of $4.33 per share.

●	On November 30, 2020, the Company issued 28,734 shares of common stock pursuant to the cashless exercise of options at an exercise price of $2.50 per share.
●	On November 30, 2020, the Company issued 37,890 shares of common stock pursuant to the cashless exercise of warrants at an exercise price of $0.50 per share.
●	On November 30, 2020, the Company issued 2,000 shares of common stock pursuant to the cashless exercise of options at an exercise price of $4.52 per share.
●	On November 30, 2020, the Company issued 2,710 shares of common stock pursuant to the cashless exercise of options at an exercise price of $4.33 per share.
●	On December 3, 2020, the Company issued 1,241 shares of common stock pursuant to the cashless exercise of options at an exercise price of $4.52 per share.
●	On January 6, 2021, the Company issued 11,000 shares of common stock for services to an investor relations consultant.
●	On January 15, 2021, the Company issued 2,000 shares of common stock pursuant to the exercise of options at an exercise price of $1.71 per share.

To the extent that any outstanding options or warrants are exercised, new options are issued under our 2018 Omnibus Stock Incentive Plan, 2015 Stock Incentive Plan or Amended and Restated 2012 Employee Stock Benefit Plan or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

The table above assumes for illustrative purposes that an aggregate of 3,469,210 shares of our common stock are sold during the term of the Equity Distribution Agreement with Canaccord at a price of $23.06 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on January 21, 2021, for aggregate gross proceeds of approximately $80.0 million. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The shares pursuant to the Equity Distribution Agreement with Canaccord are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $23.06 per share shown in the table above, assuming all of our common stock in the aggregate amount of $80.0 million during the term of the Equity Distribution Agreement with Canaccord is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $3.49 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $20.57 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $23.06 per share shown in the table above, assuming all of our common stock in the aggregate amount of $80.0 million during the term of the Equity Distribution Agreement with Canaccord is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $3.47 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $18.59 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 34,200,555 shares of common stock outstanding as of September 30, 2020, as adjusted to give effect to the issuances described in the footnote above that occurred after such date, and excludes the following securities:

●	2,873,508 shares of our common stock issuable upon the exercise of options and deferred stock units outstanding under our 2018 Omnibus Stock Incentive Plan, at a weighted average price of $4.11 per share, as of September 30, 2020;
●	614,970 shares of our common stock issuable upon the exercise of options outstanding under our 2015 Stock Incentive Plan, at a weighted average price of $2.94 per share, as of September 30, 2020;
●	548,312 shares of common stock issuable upon the exercise of warrants under our Amended and Restated 2012 Employee Stock Benefit Plan, at a weighted average price of $0.58 per share, as of September 30, 2020;
●	902,330 shares of our common stock reserved for future issuance under our 2018 Omnibus Stock Incentive Plan, 5,444 shares of our common stock reserved for future issuance under our 2015 Stock Incentive Plan, and 1 share of our common stock reserved for future issuance under our Amended and Restated 2012 Employee Stock Benefit Plan, as of September 30, 2020;
●	122,238 shares of common stock issuable upon the exercise of underwriter warrants issued in connection with our September 2017 Regulation A offering, at an exercise price of $7.48 per share; and
●	471,429 shares of common stock issuable upon the exercise of warrants issued in connection with our December 27, 2018 S-3 shelf offering, at a price of $3.50 per share.

PLAN OF DISTRIBUTION

We have entered into the Equity Distribution Agreement with Canaccord under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $80.0 million from time to time through Canaccord acting as sales agent.

Upon delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, Canaccord may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on The Nasdaq Capital Market, on any other existing trading market for our common stock or to or through a market maker. Canaccord may also sell our common stock by any other method permitted by law, including in privately negotiated transactions. We may instruct Canaccord not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Canaccord may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Canaccord commissions, in cash, for its services in acting as agent in the sale of our common stock. Canaccord will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Canaccord for certain specified expenses, including the fees and disbursements of its legal counsel, in the amount of $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to Canaccord under the terms of the Equity Distribution Agreement, will be approximately $25,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Canaccord in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Canaccord may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Canaccord will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the Equity Distribution Agreement. In connection with the sale of the common stock on our behalf, Canaccord will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Canaccord will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Canaccord against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Equity Distribution Agreement will terminate automatically upon the sale of all shares of our common stock subject to the Equity Distribution Agreement or as otherwise permitted therein. We and Canaccord may each terminate the Equity Distribution Agreement at any time upon three days’ prior written notice.

Any portion of the $80.0 million included in this prospectus supplement that is not previously sold or included in an active placement notice pursuant to the Equity Distribution Agreement is available for sale in other offerings pursuant to the accompanying prospectus, and if no shares are sold under the Equity Distribution Agreement, the full $80.0 million of securities may be sold in other offerings pursuant to the accompanying prospectus and a corresponding prospectus supplement.

Canaccord and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which they may in the future receive customary fees. To the extent required by Regulation M, Canaccord will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus in electronic format may be made available on a website maintained by Canaccord and Canaccord may distribute this prospectus supplement electronically.

DESCRIPTION OF OUR CAPITAL STOCK

Common Stock

Our Second Amended and Restated Articles of Incorporation, or Restated Articles, authorize the issuance of up to 60,000,000 shares of common stock, no par value. As of January 21, 2021, there were 34,200,555 shares of common stock outstanding, as well as 4,630,457 unissued shares of common stock subject to outstanding options and warrants. Our common stock is listed on NASDAQ Capital Market under the symbol “FUV”. The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our Restated Articles and Second Amended and Restated Bylaws, or Bylaws, as may be amended from time to time.

Holders of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders, do not have cumulative voting rights, have no preemptive rights to purchase common stock, no conversion or redemption rights or sinking fund provisions with respect to the common stock and are entitled to share ratably in dividends. In the event of the Company’s liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of the Company’s debts and other liabilities and the satisfaction of any liquidation preferences granted to holders of shares of any then outstanding preferred stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. All of our outstanding shares of common stock are fully paid and nonassessable.

The transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent's address is Broadridge, 51 Mercedes Way, Edgewood, NY 11717 and its telephone number is 1-877-830-4936..

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock, no par value, of which 1,500,000 shares were designated as Series A-1 Preferred Stock and 2,000,000 shares were designated as Class C Preferred Stock. As of January 21, 2021, there were no shares of preferred stock issued and outstanding.

We may issue shares of our preferred stock from time to time, in one or more series. Under our Restated Articles, our board of directors has the authority, without further action by shareholders, to provide for the issuance of all or any shares of the preferred stock in one or more series and provide that the shares of each such series may be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; (d) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Company at such price or prices or at such rates of exchange, and with such adjustments, if any; (e) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of preferred stock; or (f) entitled to such other preferences, powers, qualifications, rights and privileges, all as the board of directors may deem advisable and as are not inconsistent with the law and the provisions of the Restated Articles.

If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell in a certificate of amendment to our Restated Articles relating to that series. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, and delaying or preventing the completion of a merger, tender offer or other takeover attempt.

The Oregon Revised Statutes provide that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of amendment.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

CERTAIN PROVISIONS OF OREGON LAW, OUR SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION AND SECOND AMENDED AND RESTATED BYLAWS

Certain provisions of Oregon law, our Restated Articles and our Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Oregon Business Combination Act

We are subject to the Oregon Business Combination Act, an anti-takeover law. In general, the Oregon Business Combination Act prohibits a publicly held Oregon corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the date the person became an interested shareholder, unless:

●	the board of directors approves the transaction in which the shareholder became an interested shareholder prior to the date the interested shareholder attained that status;
●	when the shareholder became an interested shareholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors and officers and certain shares owned by employee benefits plans; or
●	on or subsequent to the date the business combination is approved by the board of directors, the business combination is authorized by the affirmative vote of at least 66 2/3% of the voting stock not owned by the interested shareholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns, or is an affiliate or associate of the corporation and within three years prior to the determination of interested shareholder status did own, 15% or more of a corporation’s voting stock.

Oregon Control Share Act

We are subject to the Oregon Control Share Act, under which a person who acquires voting stock in a transaction that results in the person holding more than 20%, 33 1/3% or 50% of the total voting power cannot vote the shares it acquires in the acquisition unless voting rights are accorded to such control shares:

●	by the holders of a majority of the outstanding voting shares, excluding the control shares held by such person and shares held by our officers and directors who are also employees of our Company, or inside directors; and
●	by the holders of a majority of the outstanding voting shares, including the control shares held by such person and shares held by our officers and inside directors.

This vote would be required at the time an acquiring person’s holdings exceed 20% of the total voting power, and again at the time the acquiring person’s holdings exceed 33 1/3% and 50%, respectively.

The Oregon Control Share Act and the Oregon Business Combination Act could have the effect of encouraging potential acquirers to negotiate with our board of directors and discourage potential acquirers unwilling to comply with the provisions of these laws. These laws also may delay, defer or prevent a tender offer or takeover attempt of our Company that a shareholder might consider in the shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. An Oregon corporation may provide in its articles of incorporation or bylaws that the laws described above do not apply to its shares. We have not adopted such a provision and do not currently intend to do so.

Charter Documents

Our Restated Articles and Bylaws include a number of provisions that may have the effect of deterring acquisition proposals or delaying or preventing changes in control or management of our Company.

Restated Articles

●	Best Interests of the Company. Oregon law and our Restated Articles authorize our board of directors, in all matters, to consider the social, legal and economic effects on our employees and on the communities and geographical areas in which we operate, the long-term and short-term interests of us and our shareholders, and our effect on the environment. Because our board of directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock.
●	No Cumulative Voting. Our Restated Articles do not include a provision for cumulative voting for directors. Under cumulative voting, a minority shareholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.
●	Preferred Stock. We are authorized to issue “blank check” preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used by our board of directors, without any further vote or action by our shareholders, to make uninvited attempts to acquire control more difficult by, for example, diluting the ownership interest or voting power of a substantial shareholder, increasing the consideration necessary to effect an acquisition or selling unissued shares to a friendly third party.

Bylaws

●	Amendments. Our board of directors may alter our Bylaws without obtaining shareholder approval.
●	Number of Directors. The number of directors on our board, which may range from one to five directors, may be changed by resolution of the board of directors without any further vote or action by our shareholders.
●	Board Vacancies. Newly created directorships resulting from an increase in our authorized number of directors and vacancies in our board resulting from death, resignation or removal will be filled by a majority of our board then in office.

These provisions of our Restated Articles, our Bylaws and Oregon law could discourage potential acquisition proposals and delay or prevent a change in control or management of our Company.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Nelson Mullins Riley & Scarborough LLP, Raleigh, North Carolina. Canaccord is being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

The financial statements of Arcimoto, Inc. included in the Company’s Annual Report on Form 10-K as of December 31, 2019 and 2018 and for the years then ended have been audited by dbbmckennon, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock offered hereby. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and our common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is http://www.sec.gov.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.arcimoto.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, or Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus supplement and accompanying prospectus. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, and accompanying prospectus for further information about us and the securities being offered pursuant to this prospectus supplement and accompanying prospectus. Statements in this prospectus supplement and accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find Additional Information.” The documents we are incorporating by reference into this prospectus supplement are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC pursuant to Section 13(a) of the Exchange Act on April 14, 2020;
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC pursuant to Section 13(a) of the Exchange Act on June 11, 2020, as amended by the Form 10-Q/A filed June 29, 2020;
●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC pursuant to Section 13(a) of the Exchange Act on August 19, 2020;
our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC pursuant to Section 13(a) of the Exchange Act on November 16, 2020;
●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2020;
●	our Current Reports on Form 8-K filed with the SEC pursuant to Section 13(a) of the Exchange Act on January 28, 2020, February 6, 2020 (not including Item 7.01 thereof and related Exhibit 99.1), March 20, 2020, April 17, 2020 (as amended April 20, 2020), May 7, 2020, May 12, 2020, June 11, 2020 (not including Item 7.01 thereof and related Exhibit 99.1), June 23, 2020, June 30, 2020 (not including Item 7.01 thereof and related Exhibit 99.1), July 9, 2020 (not including Item 7.01 thereof and related Exhibit 99.1), July 9, 2020, October 15, 2020, November 16, 2020 (Item 8.01), November 20, 2020 (not including Item 7.01 thereof and related Exhibit 99.1), November 24, 2020 (as amended November 24, 2020 and not including Item 7.01 thereof and related Exhibit 99.1), December 14, 2020, December 28, 2020, January 6, 2021 (as amended January 8, 2021), January 8, 2021, January 25, 2021 (not including Item 7.01 thereof and related Exhibit 99.1) and January 25, 2021; and
●	the description of the Company’s common stock contained in the Company’s Post-Qualification Offering Statement on Form 1-A (File No. 024-10710), filed with the SEC on September 18, 2017, as amended, which description is incorporated by reference into the Form 8-A filed with the SEC on September 21, 2017, pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that has been or may, from time to time, be furnished to the SEC be incorporated into or otherwise become a part of this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Arcimoto, Inc., 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293. Copies of these filings are also available through the “Investor” section of our website at www.arcimoto.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find Additional Information” above.

Prospectus

$150,000,000 of

Common Stock

Preferred Stock

Debt Securities

Warrants

Units and/or

Rights

We may offer and sell from time to time up to $150,000,000 of our shares of common stock; shares of preferred stock; debt securities; warrants; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, in one or more offerings in amounts, at prices and on terms that we will determine at the time of offering.

This prospectus provides you with a general description of the securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

Our common stock is listed on the NASDAQ Capital Market under the symbol “FUV”. The last reported sale price of our common stock on September 28, 2018 was $3.70 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

As of September 28, 2018, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $30,014,219, which was calculated based on 8,111,951 shares of our outstanding common stock held by non-affiliates and on a price of $3.70 per share, the last reported sale price for our common stock on September 28, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

This prospectus may not be used by us to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”, before you invest in our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus, to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 17, 2018

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, in one or more offerings, up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below. A prospectus supplement (or pricing supplement), which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, will include all material information relating to the offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find Additional Information About Us” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

To the extent there are inconsistencies between this prospectus, any prospectus supplement and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “Arcimoto” refer to Arcimoto, Inc.

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PROSPECTUS SUMMARY

This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. Because it is a summary, it might not contain all of the information that is important to you. For a more complete understanding of our Company, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information referred to under the heading “Risk Factors” in this prospectus beginning on page 4 and in the documents incorporated by reference into this prospectus.

Our Company

Arcimoto’s mission is to help catalyze the shift to a sustainable transportation system. Since our incorporation in November 2007, we have been engaged primarily in the design and development of ultra-efficient three-wheeled electric vehicles. Over the course of our first ten years, we designed, built and tested eight generations of prototypes, culminating in the Fun Utility Vehicle®, or FUV.

The FUV is a pure electric solution that we estimate is approximately a quarter of the weight, takes up a third of the parking space of and is more efficient than the average passenger car in the United States. We anticipate offering the FUV with several option packages to meet the needs of a variety of customers. We expect retail series FUV production to commence upon compliance validation of the pilot series FUV. As of September 28, 2018, we had 3,017 pre-orders for our retail series FUV.

Corporate Information

We were originally formed on November 21, 2007 as WTP Incorporated, an Oregon Corporation. On December 29, 2011, we changed our name to Arcimoto, Inc. Our principal executive offices are located at 2034 West 2nd Ave., Eugene, Oregon 97402, and our phone number is (541) 683-6293. Our website address is www.arcimoto.com. The information on, or that can be accessed through, our website is not part of this Registration Statement.

Offerings Under This Prospectus

We may offer shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, with a total value of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

Common Stock

We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share on all matters to be voted upon by shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by shareholders. Convertible preferred stock will be convertible into our common stock. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in a certificate of amendment to our Second Amended and Restated Articles of Incorporation, or Restated Articles, relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of amendment that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of amendment that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities (described below) in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

With respect to any debt securities that we issue, we will issue such debt securities under an indenture, which we would enter into with the trustee named in the indenture. The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

Units

We may issue units consisting of shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; or rights for the purchase of common stock, preferred stock, debt securities or units, in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.

Rights

We may offer rights to our existing shareholders to purchase additional shares of our common stock, shares of our preferred stock, debt securities or units. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock, shares of preferred stock, debt securities or units that may be purchased in connection with each right and the subscription price for the purchase of such common stock, preferred stock, debt securities or units. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or purchasers to purchase any shares of our common stock, preferred stock, debt securities or units not subscribed for in the rights offering by existing shareholders, which will be described in the applicable prospectus supplement.

In this prospectus, we have summarized certain general features of the rights. We urge you, however, to read the applicable prospectus supplement related to the rights being offered and the rights agreement that contains the terms of the rights, and the rights certificate. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement containing the terms of the rights and rights certificate we are offering before the issuance of rights.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate. Our common stock is listed on the NASDAQ Capital Market and trades under the symbol “FUV”.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described in “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q that have been or will be incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of our securities may also discuss certain risks of investing in that offering. The risks set forth in any prospectus supplement and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this prospectus and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to:

●	overall strength and stability of general economic conditions and of the automotive industry more specifically, both in the United States and globally;

●	our ability to effectively execute our business plan and growth strategy;

●	unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility;

●	our ability to manage the distribution channels for our products, including our ability to successfully implement our direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate;

●	our dependence on our suppliers;

●	the volatility of our stock price;

●	changes in consumer demand for, and acceptance of, our products;

●	changes in the competitive environment, including adoption of technologies and products that compete with our products;

●	our ability to generate consistent revenues;

●	our ability to design, produce and market our vehicles;

●	our reliance on key personnel;

●	changes in the price of oil and electricity;

●	changes in laws or regulations governing our business and operations;

●	our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, if any, on terms favorable to our Company;

●	the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations;

●	our ability to maintain quality control over our vehicles and avoid material vehicle recalls;

●	our ability to obtain and protect our existing intellectual property protections including patents;

●	changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on earnings;

●	interest rates and the credit markets;

●	our ability to maintain our NASDAQ Capital Market listing;

●	costs and risks associated with litigation; and

●	other risks described from time to time in periodic and current reports that we file with the SEC.

You should read this prospectus and the documents that we incorporate by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus and any document incorporated by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities by us under this prospectus for general corporate purposes, including to cover our operating expenses and offering costs. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. Pending the application of the net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell securities offered under this prospectus:

●	through underwriters or dealers;

●	through agents;

●	directly to one or more purchasers; or

●	through a combination of any of these methods for sale.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices. For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

●	the names of any underwriters, dealers or agents;

●	the purchase price of the securities;

●	the use of proceeds to us from the sale of the securities;

●	any underwriting discounts, agency fees or other compensation payable to underwriters or agents;

●	any discounts or concessions allowed or re-allowed or repaid to dealers; and

●	the securities exchanges on which the securities will be listed, if any.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The underwriters may sell the securities directly or through underwriting syndicates managed by managing underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain, or otherwise affect the market price of the securities in accordance with applicable law.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, which includes sales made directly on the NASDAQ Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If agents are used in any sale of securities offered under this prospectus, they will generally use their reasonable best efforts to solicit purchases for the period of their appointment. If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We expect that any agreements we may enter into with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contributions with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies, and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Sales of securities offered under this prospectus also may be effected by us from time to time in one or more types of transactions (which may, without limitation, include block transactions, special offerings, exchange distributions, secondary distributions, purchases by a broker or dealer, or other direct sales by us to one or more purchasers) on the NASDAQ Capital Market or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of our common stock offered under this prospectus will be listed on the NASDAQ Capital Market, subject to notice of issuance.

Each issue of a new series of debt securities, preferred stock, warrants, units and rights will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. It has not been established whether the underwriters, if any, of the securities offered under this prospectus will make a market in these securities. If a market in any series of debt securities, preferred stock, warrants, units and rights is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities offered under this prospectus through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as “remarketing firms”, acting as principals for their own accounts or as agents for us, may offer and sell the securities offered under this prospectus as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by or contribution from us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Any person participating in the distribution of securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations under the Exchange Act, including without limitation, Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

DESCRIPTION OF OUR CAPITAL STOCK

Common Stock

Our Restated Articles authorizes the issuance of up to 20.0 million shares of common stock, no par value. As of September 28, 2018, there were 16,016,739 shares of common stock outstanding, as well as 2,586,242 unissued shares of common stock subject to outstanding options and warrants. Our common stock is listed on NASDAQ Capital Market under the symbol “FUV”. The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our Restated Articles and Second Amended and Restated Bylaws, or Bylaws, as may be amended from time to time.

Holders of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders, do not have cumulative voting rights, have no preemptive rights to purchase common stock, no conversion or redemption rights or sinking fund provisions with respect to the common stock and are entitled to share ratably in dividends. In the event of the Company’s liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of the Company’s debts and other liabilities and the satisfaction of any liquidation preferences granted to holders of shares of any then outstanding preferred stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. All of our outstanding shares of common stock are fully paid and nonassessable.

The transfer agent for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is Computershare, P.O. Box 505000, Louisville, KY 40233 and its telephone number is 800-962-4284.

Preferred Stock

The Company is authorized to issue 5.0 million shares of preferred stock, no par value, of which 1.5 million shares were designated as Series A-1 Preferred Stock. On July 25, 2017, a majority of the Series A-1 Preferred shareholders voted to convert all 1,434,891 issued shares of Series A-1 Preferred Stock to 2,869,782 common shares. As of September 28, 2018, there were no shares of Series A-1 Preferred Stock issued and outstanding.

We may issue shares of our preferred stock from time to time, in one or more series. Under our Restated Articles, our board of directors has the authority, without further action by shareholders, to provide for the issuance of all or any shares of the preferred stock in one or more series and provide that the shares of each such series may be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; (d) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Company at such price or prices or at such rates of exchange, and with such adjustments, if any; (e) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of preferred stock; or (f) entitled to such other preferences, powers, qualifications, rights and privileges, all as the board of directors may deem advisable and as are not inconsistent with the law and the provisions of the Restated Articles.

If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in a certificate of amendment to our Restated Articles relating to that series. We will also incorporate by reference into the registration statement, of which this prospectus is a part, the form of any certificate of amendment that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of amendment that contains the terms of the applicable series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, and delaying or preventing a the completion of a merger, tender offer or other takeover attempt.

All shares of preferred stock offered will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise or exchange of any other securities described in this prospectus.

The Oregon Revised Statutes provide that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of amendment.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be filed, along with a form of warrant certificate, as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Each warrant will entitle the holder of the warrant to purchase for cash an amount of securities at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we may offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated therein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

●	the maturity date;

●	the principal amount due at maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;

●	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment or interest and the maximum length of any such deferral period;

●	the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	any provisions for payment of additional amounts for taxes;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	events of default;

●	whether we and/or the indenture trustee may change an indenture without the consent of any holders;

●	the form of debt security and how it may be exchanged and transferred;

●	description of the indenture trustee and paying agent, and the method of payments; and

●	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

●	does not limit the amount of debt securities that we may issue;

●	allows us to issue debt securities in one or more series;

●	does not require us to issue all of the debt securities of a series at the same time;

●	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

●	provides that the debt securities may be secured or unsecured, as may be set forth in the applicable prospectus supplement.

DESCRIPTION OF THE UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities, warrants, or rights in any combination and in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may choose to evidence each series of units by unit certificates that we would issue under separate agreements. If we choose to evidence the units by unit certificate, we will enter into unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement related to the particular series of units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.

DESCRIPTION OF THE RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting, backstop or other arrangements with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our shareholders, we would distribute certificates evidencing the rights and a prospectus supplement to our shareholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

●	the title and aggregate number of the rights;

●	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

●	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

●	the number or a formula for the determination of the number of the rights issued to each shareholder;

●	the extent to which the rights are transferable;

●	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

●	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

●	in the case of rights to purchase units, the type and number of securities comprising the units, and the number of units purchasable upon exercise of one right;

●	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

●	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

●	the effect on the rights of any merger, consolidation, sale or other disposition of our business;

●	the terms of any rights to redeem or call the rights;

●	information with respect to book-entry procedures, if any;

●	the terms of the securities issuable upon exercise of the rights;

●	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

●	if applicable, a discussion of certain U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement and rights certificate that describe the terms of the rights we are offering before the issuance of rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a rights certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to shareholders, persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

CERTAIN PROVISIONS OF OREGON LAW, OUR SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION AND SECOND AMENDED AND RESTATED BYLAWS

Certain provisions of Oregon law, our Restated Articles and our Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our Company to first negotiate with our board of directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Oregon Business Combination Act

We are subject to the Oregon Business Combination Act, an anti-takeover law. In general, the Oregon Business Combination Act prohibits a publicly held Oregon corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the date the person became an interested shareholder, unless:

●	the board of directors approves the transaction in which the shareholder became an interested shareholder prior to the date the interested shareholder attained that status;

●	when the shareholder became an interested shareholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors and officers and certain shares owned by employee benefits plans; or

●	on or subsequent to the date the business combination is approved by the board of directors, the business combination is authorized by the affirmative vote of at least 66 2/3% of the voting stock not owned by the interested shareholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns, or is an affiliate or associate of the corporation and within three years prior to the determination of interested shareholder status did own, 15% or more of a corporation’s voting stock.

Oregon Control Share Act

We are subject to the Oregon Control Share Act, under which a person who acquires voting stock in a transaction that results in the person holding more than 20%, 33 1/3% or 50% of the total voting power cannot vote the shares it acquires in the acquisition unless voting rights are accorded to such control shares:

●	by the holders of a majority of the outstanding voting shares, excluding the control shares held by such person and shares held by our officers and directors who are also employees of our Company, or inside directors; and

●	by the holders of a majority of the outstanding voting shares, including the control shares held by such person and shares held by our officers and inside directors.

This vote would be required at the time an acquiring person’s holdings exceed 20% of the total voting power, and again at the time the acquiring person’s holdings exceed 33 1/3% and 50%, respectively.

The Oregon Control Share Act and the Oregon Business Combination Act could have the effect of encouraging potential acquirers to negotiate with our board of directors and discourage potential acquirers unwilling to comply with the provisions of these laws. These laws also may delay, defer or prevent a tender offer or takeover attempt of our Company that a shareholder might consider in the shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. An Oregon corporation may provide in its articles of incorporation or bylaws that the laws described above do not apply to its shares. We have not adopted such a provision and do not currently intend to do so.

Charter Documents

Our Restated Articles and Bylaws include a number of provisions that may have the effect of deterring acquisition proposals or delaying or preventing changes in control or management of our Company.

Restated Articles

●	Best Interests of the Company. Oregon law and our Restated Articles authorize our board of directors, in all matters, to consider the social, legal and economic effects on our employees and on the communities and geographical areas in which we operate, the long-term and short-term interests of us and our shareholders, and our effect on the environment. Because our board of directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock.

●	No Cumulative Voting. Our Restated Articles do not include a provision for cumulative voting for directors. Under cumulative voting, a minority shareholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

●	Preferred Stock. We are authorized to issue “blank check” preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used by our board of directors, without any further vote or action by our shareholders, to make uninvited attempts to acquire control more difficult by, for example, diluting the ownership interest or voting power of a substantial shareholder, increasing the consideration necessary to effect an acquisition or selling unissued shares to a friendly third party.

Bylaws

●	Amendments. Our board of directors may alter our Bylaws without obtaining shareholder approval.

●	Number of Directors. The number of directors on our board, which may range from one to five directors, may be changed by resolution of the board of directors without any further vote or action by our shareholders.

●	Board Vacancies. Newly created directorships resulting from an increase in our authorized number of directors and vacancies in our board resulting from death, resignation or removal will be filled by a majority of our board then in office.

These provisions of our Restated Articles, our Bylaws and Oregon law could discourage potential acquisition proposals and delay or prevent a change in control or management of our Company

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

The financial statements of Arcimoto, Inc. included in the Company’s Annual Report on Form 10-K as of December 31, 2017 and 2016 and for the years then ended have been audited by dbbmckennon, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.arcimoto.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus and any applicable accompanying prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus and any applicable accompanying prospectus supplement. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus and any applicable accompanying prospectus supplement. Statements in this prospectus and any applicable accompanying prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information”. The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC pursuant to Section 13(a) of the Exchange Act on March 30, 2018;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC pursuant to Section 13(a) of the Exchange Act on May 14, 2018;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC pursuant to Section 13(a) of the Exchange Act on August 14, 2018;

●	our Current Reports on Form 8-K filed with the SEC pursuant to Section 13(a) of the Exchange Act on June 13 and September 24, 2018; and

●	the description of the Company’s common stock contained in the Company’s Post-Qualification Offering Statement on Form 1-A (File No. 024-10710), filed with the SEC on September 18, 2017, as amended, which description is incorporated by reference into the Form 8-A filed with the SEC on September 21, 2017, pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that has been or may, from time to time, be furnished to the SEC be incorporated into or otherwise become a part of this Registration Statement.

Any statement contained in this prospectus and any applicable prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus and any applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any applicable prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Arcimoto, Inc., 2034 West 2nd Avenue, Eugene, Oregon 97402, (541) 683-6293.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any applicable prospectus supplement or incorporated by reference in this prospectus and any applicable prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

$80,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Canaccord Genuity

January 25, 2021